Exhibit 99.1

Investor Contact:	Press Contact:
Jeff Carberry	Eric Nash
Stamps.com Investor Relations	Stamps.com Public Relations
(310) 482-5830	(310) 482-5942
invrel@stamps.com	enash@stamps.com

STAMPS.COM REPORTS FOURTH QUARTER AND FISCAL 2016 RESULTS

El Segundo, CA – February 23, 2017 – Stamps.com® (Nasdaq: STMP), the leading provider of postage online and shipping software solutions to over 675 thousand customers, today announced results for the fourth quarter and fiscal year ended December 31, 2016.

Fourth Quarter 2016 Financial Highlights

•	Total revenue was $105.9 million, up 52% compared to the fourth quarter of 2015.

•	GAAP net income was $29.0 million, compared to a net loss of $0.1 million in the fourth quarter of 2015.

•	GAAP net income per fully diluted share was $1.61, compared to a net loss of $0.00 in the fourth quarter of 2015.

•	Non-GAAP adjusted EBITDA was $55.9 million, up 85% compared to $30.2 million in the fourth quarter of 2015.

•	Non-GAAP adjusted income per fully diluted share was $2.73, up 74% compared to $1.57 in the fourth quarter of 2015.

“We were very pleased with our fourth quarter and fiscal 2016 performance,” said Ken McBride, Stamps.com's chairman and CEO. “This was another exceptional year for Stamps.com with strong execution in all of our business areas.  During 2016 we continued to see the benefits from our 2014 acquisitions of ShipStation and ShipWorks, and we successfully integrated and realized synergies from our 2015 acquisition of Endicia.  During 2016 we completed our acquisition of ShippingEasy and began the integration of that exciting new business as well.  Across all of our products and services, we are realizing synergies in sales and marketing, operations, customer service, and product development, and we believe that we have built a strong platform for pursuing all of our target customers. We are very excited about our opportunities in 2017 and beyond.”

Fourth Quarter 2016 Detailed Results

Fourth quarter 2016 total revenue was $105.9 million, up 52% compared to the fourth quarter of 2015. Fourth quarter 2016 Mailing and Shipping revenue (which includes service, product and insurance revenue but excludes Customized Postage and Other revenue) was $102.3 million, up 52% versus the fourth quarter of 2015. Fourth quarter 2016 Customized Postage revenue was $3.6 million, up 34% versus the fourth quarter of 2015.

Fourth quarter 2016 GAAP income from operations was $41.4 million and GAAP net income was $29.0 million. GAAP net income per share was $1.61 based on 18.0 million fully diluted shares outstanding. This compares to a fourth quarter 2015 GAAP loss from operations of $1.0 million and a GAAP net loss of $0.1 million or $0.00 per share based on fully diluted shares outstanding of 16.6 million.  Fourth quarter GAAP income from operations, GAAP net income and GAAP income per fully diluted share percent changes on a year-over-year basis are not meaningful given the GAAP net loss in the fourth quarter of 2015.

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Fourth quarter 2016 GAAP income from operations included $9.2 million of non-cash stock-based compensation expense and $4.0 million of non-cash amortization of acquired intangibles. Fourth quarter 2016 GAAP net income also included $93 thousand of non-cash amortization of debt issuance costs and $6.9 million of non-cash income tax expense. Excluding the non-cash stock-based compensation expense and non-cash amortization of acquired intangibles, fourth quarter 2016 non-GAAP income from operations was $54.6 million. Also excluding non-cash amortization of debt issuance costs and non-cash income tax expense, fourth quarter 2016 non-GAAP adjusted income was $49.2 million or $2.73 per share based on 18.0 million fully diluted shares outstanding.

Fourth quarter 2015 GAAP income from operations included $8.1 million of non-cash stock-based compensation expense, $1.5 million of non-cash amortization of acquired intangibles, $0.5 million of expenses related to the Endicia acquisition and $20.1 million of non-cash contingent consideration charge which resulted from changes in the fair value of the contingent consideration related to the ShipStation acquisition that was driven primarily by the increase in the Company's stock price during the fourth quarter 2015. Fourth quarter 2015 GAAP net income also included $1.9 million of non-cash income tax benefit. Excluding the non-cash stock-based compensation expense, non-cash amortization of acquired intangibles, acquisition related expenses and non-cash contingent consideration charge, fourth quarter 2015 non-GAAP income from operations was $29.1 million. Also excluding non-cash income tax benefit, fourth quarter 2015 non-GAAP adjusted income was $28.1 million or $1.57 per share based on 17.9 million fully diluted shares outstanding.

Therefore, fourth quarter 2016 non-GAAP income from operations, non-GAAP adjusted income and non-GAAP adjusted income per fully diluted share increased by 88%, 75% and 74% year-over-year, respectively.

Non-GAAP income from operations, non-GAAP adjusted income and non-GAAP adjusted income per share are described further in the “About Non-GAAP Financial Measures” section of this release and are reconciled to the corresponding GAAP measures in the following tables (unaudited):

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Reconciliation of Non-GAAP to GAAP Financial Measures (Fourth Quarter 2016)

Fourth Quarter Fiscal 2016		Stock-Based	Intangible	Debt	Income Tax
All amounts in millions except	GAAP	Compensation	Amortization	Amortization	Benefit	Non-GAAP
per share data:	Amounts	Expense	Expense	Expense	(Expense)	Amounts

Cost of Revenues	$17.90	$0.48	$-	$-	$-	$17.43
Research & Development	9.58	1.94	-	-	-	7.64
Sales & Marketing	19.12	1.87	-	-	-	17.25
General & Administrative	17.85	4.91	4.01	-	-	8.93

Total Expenses	64.45	9.19	4.01	-	-	51.25

Income (Loss) from Operations	41.44	(9.19)	(4.01)	-	-	54.64

Interest and Other Income (Loss)	(0.70)	-	-	(0.09)	-	(0.60)

Benefit (Expense) for Income Taxes*	(11.72)	-	-	-	(6.90)	(4.82)

Adjusted Income (Loss)	29.03	(9.19)	(4.01)	(0.09)	(6.90)	49.22

On a diluted per share basis	$1.61	$(0.51)	$(0.22)	$(0.01)	$(0.38)	$2.73

* For the fourth quarter 2016, the Company incurred approximately $6.9 million in deferred income tax expense based on its GAAP income measures. In addition, the Company would have incurred an additional approximately $2 million of deferred income tax expense based on its non-GAAP income measures.

Reconciliation of Non-GAAP to GAAP Financial Measures (Fourth Quarter 2015)

Fourth Quarter Fiscal 2015		Stock-Based	Intangible	Acquisition	Contingent	Debt	Income Tax
All amounts in millions except	GAAP	Compensation	Amortization	Related	Consideration	Amortization	Benefit	Non-GAAP
per share or margin data:	Amounts	Expense	Expense	Expenses	Charge	Expense	(Expense)	Amounts

Cost of Revenues	$13.18	$0.41	$-	$-	$-	$-	$-	$12.78
Research & Development	6.99	1.34	-	-	-	-	-	5.65
Sales & Marketing	18.25	2.21	-	-	-	-	-	16.04
General & Administrative	12.39	4.17	1.47	0.47	-	-	-	6.29
Contingent Consideration Charge	20.06	-	-	-	20.06	-	-	-
Total Expenses	70.88	8.12	1.47	0.47	20.06	-	-	40.76

Income (Loss) from Operations	(1.00)	(8.12)	(1.47)	(0.47)	(20.06)	-	-	29.12

Interest and Other Income (Loss)	(0.35)	-	-	-	-	(0.03)	-	(0.32)

Benefit (Expense) for Income Taxes *	1.28	-	-	-	-	-	1.94	(0.66)

Adjusted Income (Loss)	(0.07)	(8.12)	(1.47)	(0.47)	(20.06)	(0.03)	1.94	28.14

On a diluted per share basis **	$(0.00)	$(0.49)	$(0.09)	$(0.03)	$(1.21)	$(0.00)	$0.12	$1.57

* For the fourth quarter 2015, the Company realized an approximately $1.9 million deferred income tax benefit based on its GAAP loss measures.The Company would have incurred an additional approximately $13 million of deferred income tax expense based on its non-GAAP income measures.

** Common equivalent shares are excluded from the GAAP diluted earnings per share calculation as their effect is anti-dillutive

Fourth Quarter GAAP Net Income and Non-GAAP Adjusted EBITDA

Fourth quarter 2016 GAAP net income was $29.0 million, compared to a $0.1 million net loss in the fourth quarter of 2015.

Fourth quarter 2016 non-GAAP adjusted EBITDA was $55.9 million, up 85% compared to $30.2 million in the fourth quarter of 2015.
Adjusted EBITDA is a non-GAAP financial measure which is described further in the “About Non-GAAP Financial Measures” section of this release and is reconciled to GAAP net income in the following table (unaudited):

Page 4 - Stamps.com Announces Fourth Quarter 2016 Results
Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income

Fourth Quarter	Three Months ended
All amounts in millions	December 31,
	2016	2015

GAAP Net Income (Loss)	$29.03	$(0.07)

Depreciation and Amortization expense	$5.23	$2.53
Interest & Other Expense (Income), net	$0.70	$0.35
Income Tax Expense (Benefit), net	$11.72	$(1.28)

Stock-based Compensation Expense	$9.19	$8.12
Contingent Consideration Charge	$--	$20.06
Acquisition Related Expenses	$--	$0.47

Adjusted EBITDA	$55.87	$30.18

2016 Detailed Results

2016 total revenue was $364.3 million, up 70% compared to 2015. 2016 Mailing and Shipping revenue (which includes service, product and insurance revenue but excludes Customized Postage and Other revenue) was $350.6 million, up 70% versus 2015. 2016 Customized Postage revenue was $13.6 million, up 88% versus 2015.

2016 GAAP income from operations was $120.2 million and GAAP net income was $75.2 million. GAAP net income per share was $4.12 based on 18.3 million fully diluted shares outstanding. This compares to a 2015 GAAP loss from operations of $5.3 million and a GAAP net loss of $4.2 million or a net loss of $0.26 per share based on fully diluted shares outstanding of 16.4 million. 2016 GAAP income from operations, GAAP net income and GAAP income per fully diluted share percent changes on a year-over-year basis are not meaningful given the GAAP net loss in 2015.

2016 GAAP income from operations included $33.9 million of non-cash stock-based compensation expense, $14.6 million of non-cash amortization of acquired intangibles, and $1.1 million of expenses related to the ShippingEasy acquisition. 2016 GAAP net income also included $374 thousand of non-cash amortization of debt issuance costs and $33.6 million of non-cash income tax expense. Excluding the non-cash stock-based compensation expense, non-cash amortization of acquired intangibles, and acquisition related expenses, 2016 non-GAAP income from operations was $169.8 million. Also excluding non-cash amortization of debt issuance costs and non-cash income tax expense, 2016 non-GAAP adjusted income was $158.8 million or $8.70 per share based on 18.3 million fully diluted shares outstanding.

2015 GAAP income from operations included $17.2 million of non-cash stock-based compensation expense, $3.6 million of non-cash amortization of acquired intangibles, $17.2 million of expenses including litigation settlements and expenses related to the acquisition of Endicia and $46.1 million of non-cash contingent consideration charge which resulted from changes in the fair value of the contingent consideration related to the ShipStation acquisition that was driven primarily by the increase in the Company's stock price during 2015. 2015 GAAP net income also included $2.8 million of non-cash income tax benefit. Excluding the non-cash stock-based compensation expense, non-cash amortization of acquired intangibles, legal settlement expense and acquisition related expenses and non-cash contingent consideration charge, 2015 non-GAAP income from operations was $78.8 million. Also excluding non-cash income tax expense, 2015 non-GAAP adjusted income was $77.2 million or $4.43 per share based on 17.4 million fully diluted shares outstanding.

Page 5 - Stamps.com Announces Fourth Quarter 2016 Results
Therefore, 2016 non-GAAP income from operations, non-GAAP adjusted income and non-GAAP adjusted income per fully diluted share increased by 115%, 106% and 96% year-over-year, respectively.

Non-GAAP income from operations, non-GAAP adjusted income and non-GAAP adjusted income per share are described further in the “About Non-GAAP Financial Measures” section of this release and are reconciled to the corresponding GAAP measures in the following tables (unaudited):

Reconciliation of Non-GAAP to GAAP Financial Measures (2016)

For the Year Ended December 31, 2016		Stock-Based	Intangible	Acquisition	Debt	Income Tax
All amounts in millions except	GAAP	Compensation	Amortization	Related	Amortization	Benefit	Non-GAAP
per share data:	Amounts	Expense	Expense	Expenses	Expense	(Expense)	Amounts

Cost of Revenues	$62.97	$1.83	$-	$-	$-	$-	$61.14
Research & Development	35.16	6.63	-	-	-	-	28.52
Sales & Marketing	78.83	7.19	-	-	-	-	71.64
General & Administrative	67.12	18.29	14.56	1.08	-	-	33.20
Total Expenses	244.08	33.95	14.56	1.08	-	-	194.50

Income (Loss) from Operations	120.22	(33.95)	(14.56)	(1.08)	-	-	169.80

Interest and Other Income (Loss)	(3.25)	-	-	-	(0.37)	-	(2.87)

Benefit (Expense) for Income Taxes*	(41.74)	-	-	-	-	(33.62)	(8.12)

Adjusted Income (Loss)	75.23	(33.95)	(14.56)	(1.08)	(0.37)	(33.62)	158.81

On a diluted per share basis	$4.12	$(1.86)	$(0.80)	$(0.06)	$(0.02)	$(1.84)	$8.70

* For the 2016, the Company incurred approximately $33.6 million in deferred income tax expense based on its GAAP income measures. In addition, the Company would have incurred an additional approximately $14 million of deferred income tax expense based on its non-GAAP income measures.

Reconciliation of Non-GAAP to GAAP Financial Measures (2015)

For the Year Ended December 31, 2015		Stock-Based	Intangible	Acquisition	Contingent	Debt	Litigation	Income Tax
All amounts in millions except	GAAP	Compensation	Amortization	Related	Consideration	Amortization	Settlement	Benefit	Non-GAAP
per share data:	Amounts	Expense	Expense	Expenses	Charge	Expense	Expense	(Expense)	Amounts

Cost of Revenues	$43.94	$0.99	$-	$-	$-	$-	$-	$-	$42.94
Research & Development	20.71	3.15	-	-	-	-	-	-	17.56
Sales & Marketing	56.14	4.55	-	-	-	-	-	-	51.60
General & Administrative	88.49	8.53	3.60	7.22	46.09	-	-	-	23.04
Litigation Settlement	10.00	-	-	-	-	-	10.00	-	-

Total Expenses	219.28	17.23	3.60	7.22	46.09	-	10.00	-	135.14

Income (Loss) from Operations	(5.32)	(17.23)	(3.60)	(7.22)	(46.09)	-	(10.00)	-	78.82

Interest and Other Income (Loss)	(0.25)	-	-	-	-	(0.03)	-	-	(0.22)

Benefit (Expense) for Income Taxes*	1.37	-	-	-	-	-	-	2.82	(1.44)

Adjusted Income (Loss)	(4.20)	(17.23)	(3.60)	(7.22)	(46.09)	(0.03)	(10.00)	2.82	77.15

On a diluted per share basis **	$(0.26)	$(1.05)	$(0.22)	$(0.44)	$(2.80)	$(0.00)	$(0.61)	$0.17	$4.43

* For the 2015, the Company incurred approximately $2.8 million in deferred income tax benefit based on its GAAP income measures. In addition, the Company would have incurred an additional approximately $43 million of deferred income tax expense based on its non-GAAP income measures.

** Common equivalent shares are excluded from the GAAP diluted earnings per share calculation as their effect is anti-dilutive.

Page 6 - Stamps.com Announces Fourth Quarter 2016 Results
2016 GAAP Net Income and Non-GAAP Adjusted EBITDA

2016 GAAP net income was $75.2 million, compared to a $4.2 million net loss in 2015.

2016 non-GAAP adjusted EBITDA was $174.4 million, up 111% compared to $82.6 million in 2015.

Adjusted EBITDA is a non-GAAP financial measure which is described further in the “About Non-GAAP Financial Measures” section of this release and is reconciled to GAAP net income in the following table (unaudited):

Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income
	Twelve Months ended
All amounts in millions	December 31,
	2016	2015

GAAP Net Income (Loss)	$75.23	$(4.20)

Depreciation and Amortization expense	$19.17	$7.70
Interest & Other Expense (Income), net	$3.25	$(0.07)
Income Tax Expense (Benefit), net	$41.74	$(1.37)

Stock-based Compensation Expense	$33.95	$17.23
Contingent Consideration Charge	$--	$46.09
Acquisition Related Expenses	$1.08	$17.22

Adjusted EBITDA	$174.41	$82.59

Taxes

For the fourth quarter of 2016, the Company reported a GAAP income tax expense of $11.7 million, which was composed of a cash income tax expense of $4.8 million and a non-cash income tax expense of $6.9 million. For 2016, the Company reported a GAAP income tax expense of $41.7 million, which was composed of a cash income tax expense of $8.1 million and a non-cash income tax expense of $33.6 million. For 2016, our cash income tax expense consisted of federal alternative minimum tax and various state taxes.  The Company expects it will utilize the remainder of its federal net operating losses and other tax credits during 2017 and thus expects to become a regular cash tax payer for 2017.

Share Repurchase and Debt Repayment

During the fourth quarter 2016, the Company repurchased approximately 316 thousand shares at a total cost of approximately $33.1 million. During 2016, the Company repurchased 844 thousand shares at a total cost of approximately $80.5 million.

On October 25, 2016 the Board of Directors approved a new share repurchase program, which became effective November 7, 2016, that replaced the company’s prior repurchase program and authorizes the Company to repurchase up to $90 million of stock over the six months following its effective date.  As of February 22, 2017, the Company has repurchased a total of 382 thousand shares at a total cost of approximately $44.0 million under this plan.

Page 7 - Stamps.com Announces Fourth Quarter 2016 Results
During the fourth quarter 2016, the Company made required principal repayments of $1.5 million against the borrowings under the Company’s existing credit agreement related to the Endicia acquisition. As of December 31, 2016, the total debt under the credit agreement excluding debt issuance costs was $148.8 million.

Business Outlook

For fiscal year 2017, the Company currently expects total revenue to be in a range of approximately $400 million to $425 million.

For fiscal year 2017, the Company currently expects GAAP net income to be in a range of approximately $80 million to $92 million.  The expected GAAP net income range includes depreciation and amortization expense of approximately $22 million, stock-based compensation expense of approximately $40.5 million, interest expense and other income, net of approximately $4.5 million and income tax expense of approximately $53 million to $61 million.  Excluding the depreciation and amortization expense, stock-based compensation expense, interest expense and other income, net and income tax expense, non-GAAP adjusted EBITDA is expected to be in a range of approximately $200 million to $220 million.

The following table is provided to facilitate a reconciliation of fiscal year 2017 expected non-GAAP adjusted EBITDA to expected GAAP net income:

	Fiscal Year 2017 Guidance
All amounts in millions	Low End of Range	High End of Range

GAAP net income	$79.8	$91.8

Adjustments to reconcile adjusted EBITDA to GAAP net income:
Depreciation and amortization expense	$22.0	$22.0
Stock-based compensation expense	$40.5	$40.5
Interest expense and other income, net	$4.5	$4.5
Income tax expense	$53.2	$61.2
Total adjustments excluded from adjusted EBITDA	$120.2	$128.2

Adjusted EBITDA	$200.0	$220.0

For 2017, the Company currently expects GAAP net income per fully diluted share to be in a range of approximately $4.20 to $5.10. The expected GAAP net income per fully diluted share range includes non-cash stock-based compensation expense of approximately $40.5 million, non-cash amortization of acquired intangibles expense of approximately $16.0 million and non-cash amortization of debt issuance costs of approximately $0.4 million. Excluding the stock-based compensation expense, amortization of acquired intangibles expense and amortization of debt issuance costs and including higher expected non-GAAP income taxes of approximately $23 million from the expected tax effects of these adjustments at an assumed 40% effective tax rate, non-GAAP adjusted income per fully diluted share is expected to be in a range of $6.00 to $7.00.

The following table is provided to a facilitate reconciliation of fiscal year 2017 expected non-GAAP adjusted income per fully diluted share to expected GAAP net income per fully diluted share:

Page 8 - Stamps.com Announces Fourth Quarter 2016 Results
	Fiscal Year 2017 Guidance
All amounts in millions except per share data	Low End of Range	High End of Range

GAAP net income per fully diluted share	$4.20	$5.10

Adjustments to reconcile non-GAAP to GAAP:
Stock-based compensation expense	$40.5	$40.5
Amortization of acquired intangibles	$16.0	$16.0
Amortization of debt issuance costs	$0.4	$0.4
Total adjustments excluded from non-GAAP	$56.9	$56.9
Effective tax rate	40%	40%
Increased tax expense from non-GAAP adjustments	$22.8	$22.8
Total tax effected adjustments excluded from non-GAAP	$34.1	$34.1

Fully diluted shares	19.0	18.0
Total adjustments excluded from non-GAAP adjusted income per fully diluted share	$1.80	$1.90

Non-GAAP adjusted income per fully diluted share	$6.00	$7.00

This business outlook does not include the impact from potential future acquisitions, including acquisition costs or related financings, or unanticipated events. This business outlook and the related assumptions are forward looking statements subject to the safe harbor statement contained at the end of this press release.

Company Metrics and Conference Call

2016 Company metrics, updated to include the fourth quarter, is available at http://investor.stamps.com (under a tab on the left side called Company Information, Metrics).

The Stamps.com financial results conference call will be webcast today at 5:00 p.m. Eastern Time and may be accessed at http://investor.stamps.com. The Company plans to discuss its business outlook during the conference call. Following the conclusion of the webcast, a replay of the call will be available at the same website.

About Stamps.com, Endicia, ShipStation, ShipWorks and ShippingEasy

Stamps.com (Nasdaq: STMP) is the leading provider of postage online and shipping software solutions to over 675 thousand customers, including consumers, small businesses, e-commerce shippers, enterprises, and high volume shippers. Stamps.com offers solutions that help businesses run their shipping operations more smoothly and function more successfully under the brand names Stamps.com, Endicia, ShipStation, ShippingEasy and ShipWorks.  Stamps.com’s family of brands provides seamless access to mailing and shipping services through integrations with more than 400 unique partner applications.

ShipStation is a leading web-based shipping solution that helps e-commerce retailers import, organize, process, package, and ship their orders quickly and easily from any web browser. ShipStation features the most integrations of any e-commerce web-based solution with more than 150 shopping carts, marketplaces, package carriers, and fulfillment services. Integration partners include eBay, PayPal, Amazon, Etsy, Square, Shopify, BigCommerce, Volusion, Magento, Squarespace, and carriers such as USPS, UPS, FedEx and DHL.  ShipStation has sophisticated automation features such as automated order importing, custom hierarchical rules, product profiles, and fulfillment solutions that enable its customers to complete their orders, wherever they sell, and however they ship.

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ShipWorks is the leading client-based shipping solution that helps high volume shippers import, organize, process, fulfill, and ship their orders quickly and easily from any standard PC. With integrations to more than 90 shopping carts, marketplaces, package carriers, and fulfillment services, ShipWorks has the most integrations of any high-volume client shipping solution.  Package carriers include USPS, UPS, FedEx, DHL, OnTrac and many more.  Marketplace and shopping cart integrations include eBay, PayPal, Amazon, Etsy, Shopify, BigCommerce, Volusion, Channel Advisor, Magento, and many more.  ShipWorks has sophisticated automation features such as a custom rules engine, automated order importing, automatic product profile detection, and fulfillment automation, which enable high volume shippers to complete their orders quickly and efficiently.

ShippingEasy is a leading web-based shipping software solution that allows online retailers and e-commerce merchants to organize, process, fulfill and ship their orders quickly and easily. ShippingEasy integrates with leading marketplaces, shopping carts, and e-commerce platforms to allow order fulfillment and tracking data to populate in real time across all systems. The ShippingEasy software downloads orders from all selling channels and automatically maps custom shipping preferences, rates and delivery options across all supported carriers.

About Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements presented in accordance with GAAP, Stamps.com uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP income from operations, non-GAAP adjusted income, non-GAAP adjusted income per fully diluted share and adjusted EBITDA. Non-GAAP adjusted income per fully diluted share is calculated as adjusted non-GAAP net income divided by fully diluted shares. Prior to the second quarter 2016, the Company referred to non-GAAP adjusted income as non-GAAP net income. Adjusted EBITDA as calculated in this release represents earnings before interest and other expense, net, interest and other income, net, income tax expense or benefit, depreciation and amortization and excludes certain items, such as stock-based compensation expense, described in this release used to reconcile GAAP to non-GAAP income from operations. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP financial measures may differ from similarly titled measures used by other companies. Reconciliation of non-GAAP financial measures included in this press release to the corresponding GAAP measures can be found in the financial tables of this earnings release.

Non-GAAP financial measures are provided to enhance investors’ overall understanding of the Company’s financial performance and prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes the non-GAAP measures that exclude certain non-cash items including stock-based compensation expense, amortization of acquired intangibles, amortization of debt issuance costs, contingent consideration charges and income tax adjustments, and exclude certain expenses such as acquisition related expenses and litigation settlement expenses, provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be reflective of core business operating results. The Company believes that non-GAAP financial measures, when viewed with GAAP results and the accompanying reconciliation, enhance the comparability of results against prior periods and allow for greater transparency of financial results. Management uses non-GAAP financial measures in making financial, operating, compensation and planning decisions. The Company believes non-GAAP financial measures facilitate management and investors comparison of the Company’s financial performance to that of prior periods as well as trend analysis over time.

Page 10 - Stamps.com Announces Fourth Quarter 2016 Results
Share Repurchase Timing

The timing of share repurchases, if any, and the number of shares to be bought at any one time will depend on market conditions, the Company’s compliance with the covenants in its Credit Agreement and the Company’s assessment of the risk that its net operating loss asset could be impaired if such repurchases were undertaken. Share repurchases may be made from time-to-time on the open market or in negotiated transactions at the Company's discretion in compliance with Rule 10b-18 of the United States Securities and Exchange Commission. The Company's purchase of any of its shares may be subject to limitations imposed on such purchases by applicable securities laws and regulations and the rules of the Nasdaq Stock Market.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements that are not historical facts, and may relate to future events or the company’s anticipated results, business strategies or capital requirements, among other things, all of which involve risks and uncertainties. You can identify many (but not all) such forward-looking statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “seeks,” “intends,” “plans,” “could,” “would,” “may” or other similar expressions.  Important factors, including the Company's ability to successfully integrate and realize the benefits of its past or future strategic acquisitions or investments, to complete and ship its products and to maintain desirable economics for its products, as well as the timing of when the Company will utilize its deferred tax assets, and obtain or maintain regulatory approval, which could cause actual results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by Stamps.com, including its Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.  Matters described in forward-looking statements may also be affected by other known and unknown risks, trends, uncertainties and factors, many of which are beyond the company’s ability to control or predict. Stamps.com undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Stamps.com, the Stamps.com logo, Endicia, ShipStation, ShipWorks, and ShippingEasy are trademarks or registered trademarks of Stamps.com Inc. and its subsidiaries. All other brands and names are property of their respective owners.

Page 11 - Stamps.com Announces Fourth Quarter 2016 Results
STAMPS.COM INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data: unaudited)

	Three Months ended December 31,		Twelve Months ended December 31,
	2016	2015	2016	2015
Revenues:
Service	$92,490	$58,175	$313,057	$176,672
Product	5,125	5,077	20,234	18,283
Insurance	4,657	3,926	17,300	11,732
Customized postage	3,599	2,684	13,615	7,229
Other	25	14	99	41
Total revenues	105,896	69,876	364,305	213,957
Cost of revenues:
Service	11,945	8,192	39,999	27,967
Product	1,676	1,571	6,695	5,971
Insurance	1,512	1,238	5,432	3,984
Customized postage	2,770	2,182	10,846	6,013
Total cost of revenues	17,903	13,183	62,972	43,935
Gross profit	87,993	56,693	301,333	170,022
Operating expenses:
Sales and marketing	19,122	18,246	78,830	56,144
Research and development	9,579	6,991	35,158	20,711
General and administrative	17,849	12,395	67,125	42,399
Contingent consideration charges	-	20,061	-	46,088
Litigation settlement	-	-	-	10,000
Total operating expenses	46,550	57,693	181,113	175,342
Income (loss) from operations	41,443	(1,000)	120,220	(5,320)

Interest expense, net	(904)	(397)	(3,552)	(397)
Interest income and other income, net	208	43	306	146
Income (loss) before income taxes	40,747	(1,354)	116,974	(5,571)
Income tax expense (benefit)	11,719	(1,283)	41,745	(1,373)
Net income (loss)	$29,028	$(71)	$75,229	$(4,198)
Net lincome (loss) per share:
Basic	$1.71	$(0.00)	$4.36	$(0.26)
Diluted	$1.61	$(0.00)	$4.12	$(0.26)
Weighted average shares outstanding:
Basic	17,018	16,642	17,245	16,436
Diluted	18,026	16,642 (1)	18,251	16,436 (1)

(1) Common equivalent shares are excluded from the diluted (loss) earnings per share calculation as their effect is anti-dilutive

Page 12 - Stamps.com Announces Fourth Quarter 2016 Results
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	December 31,	December 31,
	2016	2015

ASSETS
Cash and investments	$108,443	$75,208
Accounts receivable	62,756	55,052
Other current assets	13,081	8,345
Property and equipment, net	36,829	31,707
Goodwill and intangible assets, net	336,732	293,757
Deferred tax	48,782	57,224
Other assets	3,506	7,321
Total assets	$610,129	$528,614

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$86,205	$60,816
Debt, net of debt issuance costs	147,354	161,620
Deferred revenue	3,858	4,000
Contingent consideration	-	63,209
Total liabilities	237,417	289,645

Stockholders' equity:
Common stock	53	52
Additional paid-in capital	855,344	716,253
Treasury stock	(252,981)	(172,410)
Accumulated deficit	(229,715)	(304,944)
Accumulated other comprehensive income	11	18
Total stockholders' equity	372,712	238,969
Total liabilities and stockholders' equity	$610,129	$528,614